Exhibit 99.1

AITX Announces Filing of Prospectus Supplement

and Updates Guidance

Company Files Prospectus Supplement and Forecasts Significant Growth with Updated Guidance

Detroit, Michigan, December 6, 2022 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, today announced that today it has filed with the SEC a Prospectus Supplement (the “Prospectus Supplement”) to the Prospectus included in the Company’s Form S-3 registration statement that was declared effective by the SEC on September 10, 2021. The Prospectus Supplement discloses the terms of an Amended Purchase Agreement with GHS Investment, LLC (“GHS”), dated December 5, 2022, whereby GHS has agreed to purchase up to $10 million of the Company’s common stock over the next two years on certain conditions. The additional shares of common stock will be issued pursuant to the Prospectus Supplement. A copy of the Amended Purchase Agreement is attached to the Form 8-K being filed with the SEC today.

“There is significant growth in our funnel that we are finally able to share through this SEC filing,” said Steve Reinharz, CEO of AITX. “Drawing upon the S-3 is one financing method we’re using to ensure AITX has the resources needed to execute our current operating plans given our proven ability to achieve continued sales growth,” said Mr. Reinharz.

The Company is also providing here a current business update as it closed its fiscal Q3 on November 30, 2022.

The Company noted that as of December 5, 2022, Robotic Assistance Devices, Inc. (RAD), AITX’s primary operating subsidiary, has approximately 280 units deployed and approximately 250 units on backorder. In addition, RAD forecasts a high probability that it will receive additional unit orders totaling approximately between 250 and 500 units over the next six months. RAD further projects that it will receive orders for between 350 and 800 devices over the next twelve months.

“The entire Company is running at full speed as we continue our drive to be the dominant player in the security services and #proptech industries,” Reinharz added. “We intend to continue to fuel the Company’s growth and expansion. This Prospectus Supplement to the S-3 is certainly the most efficient method available to us.”

Today, RAD has over 80 paying customers. Over 65% of RAD’s paying customers have either expanded their systems with at least one reorder or are expected to expand their systems with at least one reorder within the next 12 months. At least five of RAD’s clients are top 25 ranked global corporations by revenue. One of these companies has completed several reorders with one recent reorder that has yet to be fulfilled. Moreover, in support of the direct sales efforts, RAD has over 50 dealers that present RAD solutions to their end-user customers.

Although RAD’s sales cycle currently averages from 6 to 18 months, the Company is employing a variety of innovative methods to shorten the sales cycle. RAD successfully introduced its ‘3.x’ device lineup in October 2021, with many 3.x solutions now shipping. This development is helping shorten sales cycles, allowing for quicker conversion to sales and revenue.

The Company has more than 25 trademarks, product names and slogans either approved by or under review at the United States Patent and Trademark Office (USPTO) and anticipates making over 50 provisional patent and design trademark applications by the end of December 2022.

AITX and its three subsidiaries collectively have 85 employees spread across 7 departments (sales, marketing, hardware development, software development, production, client services, and administration) and has authorized hiring up to a total of 100 employees. Any headcount expansion will be exclusively in research and development and will be added to the Company’s current 50 software developers and degreed engineers.

Other Recent Company Highlights Include:

●	Strengthening and maximizing the efficiencies of the Company’s functional teams;
●	Significant speed improvements in backend and AI analytics processing;
●	Development and launch of RIO™, RAD’s first solar-powered portable security trailer;
●	Announcement and development of RADDOG™, the security industry’s first purpose-built quadruped robot dog;
●	Completion and formal release of RAD’s multiple awarding-winning ROSA™ 3.1, plus the receipt of over 500 device shells produced via injection molding, part of the 1000+ shell and shipping packaging order for production and inventory;
●	The introduction of AITX’s subsidiary RAD-G’s launch into OEM markets;
●	Completion of AVA™ 3.0 and receipt of over 40 device shells via cast production method;
●	Achievement of SOC2 compliance and significant improvements in cyber and electrical systems security and safety;
●	Deployment of SSO (Single Sign-On), streamlining the process for logging into RAD’s software suite;
●	Significant expansion of RAD’s dealer channel to over 50 dealers, covering North America, Europe and the United Kingdom;
●	Significant strengthening of relationships with key dealers and corporate end-users;
●	Identification of multiple patent applications;
●	Other significant improvements that strengthen the Company’s technology and ability to produce and deliver units at scale.

The Company encourages interested parties to review the recording of AITX’s ‘Investor Open House & RAD Technology Reveal’ that will be video recorded and shared beginning at 4:30pm ET on December 7, 2022. It will be accessible through AITX’s YouTube channel at www.youtube.com/aitxrad/.

AITX through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide a cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers this tremendous costs savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release other than statements of historical fact are “forward-looking statements” that are based on current expectations and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, but not limited to, the following: the ability of Artificial Intelligence Technology Solutions to provide for its obligations, to provide working capital needs from operating revenues, to obtain additional financing needed for any future acquisitions, to meet competitive challenges and technological changes, to meet business and financial goals including projections and forecasts, and other risks. No information contained in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. Additionally, any industry data provided herein is of no predictive value regarding the future sale of the Company’s products. Artificial Intelligence Technology Solutions undertakes no duty to update any forward-looking statement(s) and/or to confirm the statement(s) to actual results or changes in Artificial Intelligence Technology Solutions expectations.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staffs and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.stevereinharz.com, www.radsecurity.com, www.radgroup.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

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Steve Reinharz

949-636-7060
@SteveReinharz